CUSIP NO. 769627 10 0               SCHEDULE 13D                       EXHIBIT 3
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                                POWER OF ATTORNEY

      The undersigned, Gregory J. Stevens Irrevocable Trust, under agreement dated September 20, 1995 ("Gregory J. Stevens Trust") does hereby constitute and appoint D. Kerry Crenshaw, Esq. as it's true and lawful attorney-in-fact to execute for and on it's behalf any Schedule 13D (and any amendments thereto) which it is or may be required to file with the United States Securities and Exchange Commission as a result of its and Desert Rock Enterprises LLC's ownership of or transactions in securities of Riviera Holdings Corporation. The Gregory J. Stevens Trust acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Gregory J. Stevens Trust, and is not assuming any of the Gregory J. Stevens Trust's responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      This Power of Attorney shall remain in full force and effect until the Gregory J. Stevens Trust is no longer required to or wishes to file reports under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to such undersigned's holdings of and transactions in securities issued by Riviera Holdings Corporation, unless earlier revoked by the Gregory J. Stevens Trust in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned hereby executes this Agreement effective as of the last date set forth below

                                     GREGORY J. STEVENS IRREVOCABLE TRUST,
                                     under agreement dated September 20, 1995


                                     /s/ Gregory J. Stevens
                                     ------------------------------------------
                                     By: Gregory J. Stevens, its Trustee


                                     DATE: September 20, 2006